UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 07, 2025

LANDS' END, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 LANDS' END LANE
DODGEVILLE, Wisconsin		53595
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 935-9341

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2025, Lands’ End, Inc. (the “Company”) entered into a retention agreement (the “Retention Agreement”) with each of Andrew J. McLean, Chief Executive Officer, Bernard McCracken, Chief Financial Officer and Peter L. Gray, President, Lands’ End Licensing, Chief Administrative Officer and General Counsel. The Retention Agreements provide, respectively, for a cash payment of $550,000 to Mr. McLean, $263,000 to Mr. McCracken and $348,000 to Mr. Gray (the "Retention Amount") upon the earlier of (i) September 7, 2025 and (ii) the date on which the Company consummates a transaction which would result in a Change in Control as defined in the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (the “Payment Date”). Payment of the Retention Amount is subject to continued employment through the Payment Date. The Retention Agreement provides for earlier payment of the Retention Amount in the event employment is terminated by the Company without "cause" or by the employee for "good reason" (each as defined in the Executive Severance Agreement by and between the employee and the Company), subject to execution of a release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date:	April 11, 2025	By:	/s/ Peter L. Gray
Name: Peter L. Gray Title: President, Lands’ End Licensing, Chief Administrative Officer and General Counsel